UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under ss. 240.14a-12

                                SCAN-OPTICS, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A

     (2)  Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

          N/A

     (5)  Total fee paid:

          N/A

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                                                                  [LOGO OMITTED]


May 5, 2003

Dear Stockholders:

     You are cordially invited to the Annual Meeting of Stockholders of Scan-Optics, Inc., scheduled to be held Thursday, June 12, 2003, at Scan-Optics' offices at 169 Progress Drive, Manchester, Connecticut, commencing at 1:30 p.m. Your Board of Directors and management look forward to meeting you personally.

     At the meeting you will be asked to elect three directors, to ratify the appointment of independent auditors for the fiscal year ending December 31, 2003 and to transact such other business as may properly be brought before the meeting.

     In addition to the specific matters to be acted upon, there will be a report on the progress of Scan-Optics and an opportunity for questions of general interest to the stockholders. Important information is contained in the accompanying proxy statement which you are urged to read carefully.

     Regardless of the number of shares you own, it is important that they are represented and voted at the meeting, whether or not you plan to attend. Accordingly, you are requested to mark, sign, date and return the enclosed proxy in the envelope provided at your earliest convenience.

     Your interest and participation in the progress of Scan-Optics are greatly appreciated.


Sincerely,







/s/ James C. Mavel
James C. Mavel
Chairman of the Board,
Chief Executive Officer and President

                                SCAN-OPTICS, INC.


                    Notice of Annual Meeting of Stockholders

     The Annual Meeting of Stockholders of Scan-Optics, Inc. ("Scan-Optics") will be held at the offices of Scan-Optics at 169 Progress Drive, Manchester, Connecticut, on Thursday, June 12, 2003 at 1:30 p.m. (EDT) to consider and take action on the following items:

     1. To elect three directors to serve until the Annual Meeting of Stockholders in 2006;

     2. To ratify the appointment of independent auditors for the fiscal year ending December 31, 2003; and

     3. To transact such other business as may properly come before said meeting or any adjournment thereof.

     Only holders of our common stock at the close of business on April 25, 2003 are entitled to notice of and to vote at the meeting or any adjournment thereof. A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for ten days prior to the meeting at the offices of Scan-Optics, 169 Progress Drive, Manchester, Connecticut.

                           By Order of the Board of Directors

                           Richard D. Harris
                           Secretary


Manchester, Connecticut
May 5, 2003
_____________________________

Directions  to  Scan-Optics'   offices  at  169  Progress   Drive,   Manchester,
Connecticut are as follows:

From I-84 Eastbound, take Exit 63. Turn left at traffic light onto Tolland Turnpike. Turn right at first traffic light onto Parker Street, follow directions below.

From I-84 Westbound, take Exit 63. Stay in the right lane, and turn right at traffic light. Proceed to the third traffic light and turn right onto Parker Street, follow directions below.

Follow Parker Street for 8/10th mile, then turn left onto Colonial Drive. Turn left onto Progress Drive, Scan-Optics is about one half mile on the left. A special parking area will be designated.


    YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON,
              PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE
                   ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

                                SCAN-OPTICS, INC.

                               169 Progress Drive
                          Manchester, Connecticut 06040

                                 PROXY STATEMENT

     This statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders of Scan-Optics, Inc., a Delaware corporation, to be held at the offices of Scan-Optics at 169 Progress Drive, Manchester, Connecticut, on Thursday, June 12, 2003 at 1:30 p.m.

     The solicitation of proxies on the accompanying form is made on behalf of the Board of Directors of Scan-Optics.

     The cost of soliciting proxies on the accompanying form has been or will be borne by Scan-Optics. In addition to solicitation by mail, Scan-Optics will request banks, brokers and other custodians, nominees, and fiduciaries to send proxy material to the beneficial owners and to secure their voting instructions, if necessary. Scan-Optics will reimburse them for their expenses in so doing. Directors, officers and regular employees of Scan-Optics, who will receive no compensation for their services other than their regular salaries, may solicit proxies personally, by telephone or otherwise from stockholders. This proxy statement and the accompanying form of proxy are being mailed to stockholders on or about May 5, 2003.

     A stockholder signing and returning a proxy on the accompanying form has the power to revoke it at any time before the shares subject to it are voted by notifying the Secretary of Scan-Optics in writing of such revocation, or by filing a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Properly executed proxies, not revoked, will be voted in accordance with the instructions contained thereon. Unless a contrary specification is made thereon, it is the intention of the attorneys named in the enclosed proxy to vote FOR the nominees for election to the Board of Directors, and FOR the appointment of Ernst & Young LLP as auditors for the fiscal year ending December 31, 2003.


                          OUTSTANDING VOTING SECURITIES

     Only holders of our common stock, $.02 par value, at the close of business on April 25, 2003 are entitled to notice of and to vote at the meeting. On April 25, 2003, the record date, there were 7,439,732 shares of common stock outstanding. Each share of common stock is entitled to one vote per share.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information with respect to each person known to Scan-Optics to have beneficial ownership of more than 5% of our outstanding voting stock as of April 25, 2003. In preparing the following table, Scan-Optics relied on the information filed with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934 (the "Exchange Act") or information supplied to Scan-Optics by such person or the representative of such person. Each person listed on the following page has sole voting and investment power as to the shares beneficially owned, except as otherwise indicated.


                                            Scan-Optics, Inc. and Subsidiaries 5



                                                                                  Number
                                                                               of Shares
       Name and Address                              Title of                  Beneficially         Percent
       of Beneficial Owner                           Class Owned                  Owned            of Class
       -------------------                           -----------                  -----            --------

Edwin W. Schloss                                    Common Stock              502,400 (1)              6.8%
350 Park Avenue
9th Floor
New York, NY  10022

Walter J. Schloss                                   Common Stock              486,400 (2)              6.5%
350 Park Avenue
9th Floor
New York, NY  10022

Walter & Edwin Schloss                              Common Stock              472,400 (3)              6.3%
Associates, L.P.
350 Park Avenue
9th Floor
New York, NY  10022


(1) Edwin W. Schloss has sole voting and dispositive power with respect to the 30,000 shares of common stock which he individually owns. In addition, by reason of his position as one of the general partners of Schloss Management Company ("SMC"), which is the general partner of Walter & Edwin Schloss Associates, L.P. ("Associates") (listed in the above table), Edwin W. Schloss may be deemed to have shared voting and dispositive powers with respect to the 472,400 shares of common stock owned by Associates, thereby increasing his beneficial ownership of the common stock to 502,400 shares, or 6.8% of the Common Stock outstanding.

(2) Walter J. Schloss has sole voting and dispositive power with respect to the 14,000 shares of common stock which he individually owns. In addition, by reason of his position as one of the general partners of SMC, which is the general partner of Associates (listed in the above table), Walter J. Schloss may be deemed to have shared voting and dispositive power with respect to the 472,400 shares of common stock owned by Associates, thereby increasing his beneficial ownership of the common stock to 486,400 shares, or 6.5% of the common stock outstanding. In addition, Walter J. Schloss from time to time possesses certain indicia of investment discretion over 10,000 shares of common stock held in the accounts of his clients, but he has no voting power, and he disclaims beneficial ownership, with respect to such shares. If he were deemed to have beneficial ownership of such 10,000 shares, his total beneficial ownership of the common stock would be 496,400 shares, or 6.7% of the common stock outstanding.

(3) Associates has reported that it has sole voting and dispositive power with respect to the shares listed opposite its name, except that Edwin W.
     Schloss and Walter J. Schloss, solely by reason of their positions as general partners of SMC, the general partner of Associates, may be deemed to have shared voting and dispositive power with respect to those shares. See footnotes (1) and (2) above.

     See "Election of  Directors-Share  Ownership of Management" for information
on   beneficial   ownership  of  common  stock  by  directors  and  officers  of
Scan-Optics.

6    Scan-Optics, Inc. and Subsidiaries

                            GOVERNANCE OF SCAN-OPTICS

     In accordance with our By-Laws and Delaware law, responsibility for the management of Scan-Optics is vested in its Board of Directors. During 2002, the Board of Directors met nine times. All directors attended at least 75% of the aggregate of the number of meetings of the Board of Directors and of committees of the Board on which they served.

     The Board has delegated responsibilities with respect to management compensation and employee stock option plans to the Stock Options and Executive Compensation Committee, responsibilities with respect to certain audit matters to the Audit Committee and responsibilities with respect to recommending candidates to serve on the Board to the Nominating Committee.

     The Stock Options and Executive Compensation Committee is composed of Logan Clarke, Jr. (Chairman), Richard J. Coburn and John J. Holton. The Audit Committee is composed of Robert H. Steele (Chairman), E. Bulkeley Griswold and Lyman C. Hamilton, Jr. Each of the Audit Committee members meets the standards for independence from Scan-Optics established under Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Nominating Committee is composed of Messrs. Griswold (Chairman), Holton and Clarke.

     The Stock Options and Executive Compensation Committee is responsible for reviewing and supervising all ordinary and incentive compensation payments and plans for executive officers of Scan-Optics and for approving grants of stock options to employees under our employee stock option plans. During 2002, the Stock Options and Executive Compensation Committee met twice. The Audit Committee is responsible for reviewing the adequacy of financial controls and the adequacy and accuracy of financial reporting. The Audit Committee met six times during 2002, four of which were conference calls relating to quarterly earnings reports. The Nominating Committee is responsible for screening and recommending candidates to serve on the Board. The Nominating Committee met once in 2002.

     Pursuant to our By-Laws, nominations for directors may be made by any stockholder entitled to vote for the election of directors at the meeting who complies with the notice procedures in the By-laws and who is a stockholder of record at the time the notice is given. To be timely, a stockholder's notice must be received at the principal executive offices of Scan-Optics not less than 40 days nor more than 90 days prior to the meeting. If stockholders have less than 50 days' prior notice of the date of the meeting, however, a stockholder nomination will be timely if received not later than the close of business on the tenth day following the earlier of:

     o    the day on which notice of the date of the meeting was mailed or

     o    the day public disclosure of the meeting date was made.

A stockholder's notice must set forth:

     o all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required pursuant to Regulation 14A under the Exchange Act;



                                            Scan-Optics, Inc. and Subsidiaries 7

     o the proposed nominee's written consent to being named in a proxy statement as a nominee and to serving as a director if elected; and

     o as to the stockholder giving the notice, (i) the name and address, as they appear on Scan-Optics books, of such stockholder and any other stockholder known by such stockholder to be supporting such nomination and (ii) the class and number of shares of Scan-Optics which are beneficially owned by such stockholder.

     A stockholder making such a nomination must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to such matter.

     Directors, other than those who are full-time employees of Scan-Optics or a subsidiary, each receive a monthly fee of $750 and additional fees of $1,200 per Board meeting attended and $500 per committee meeting attended. Directors who are full-time employees of Scan-Optics receive no remuneration for serving on the Board of Directors or committees. Under the Scan-Optics, Inc. 1990 Stock Option Plan for Outside Directors, each non-employee director automatically receives an option to purchase 5,000 shares of common stock on the date of each annual meeting of stockholders of Scan-Optics. The exercise price per share is equal to the fair market value of a share of common stock on the date of grant. ($.34 per share on June 6, 2002, the date of last year's annual meeting). The options vest six months after the date of grant and also vest upon a reorganization, merger or consolidation in which Scan-Optics is not the surviving corporation.

                            1. ELECTION OF DIRECTORS

     The Certificate of Incorporation of Scan-Optics provides for a Board of Directors which is divided into three classes, as nearly equal in size as possible, with one class elected each year for a three-year term, to hold office until the end of such term and until successors have been elected and qualified. Pursuant to the Certificate of Incorporation, the Board of Directors has determined that Scan-Optics will have eight directors, two in the class whose term will expire in 2004, three in the class whose term will expire in 2005 and three in the class whose term will expire in 2006. At the 2003 Annual Meeting, three directors are to be elected to constitute the class whose term will expire in 2006.

     It is intended that the shares represented by the accompanying proxy will be voted for the election of Lyman C. Hamilton, Jr., James C. Mavel and Ralph J. Takala as directors unless the proxy indicates that authority to vote for such nominees is withheld. If a nominee is unable or declines to serve, which the Board of Directors has no reason to expect, the attorneys named in the proxy intend to vote for another person designated by the Board of Directors.

     Under Delaware law, directors are elected by a plurality of the votes cast. Votes withheld and broker non-votes are not counted as votes cast in the election of directors.

     The following information sets forth the nominees for election at this meeting and each director continuing in office, their ages, business experience over at least the last five years, other directorships and period of time as a director of Scan-Optics.

Information Regarding Nominees and Continuing Directors

Nominees for election to Class III at this meeting to terms expiring in 2006:



8    Scan-Optics, Inc. and Subsidiaries

     Mr. Lyman C. Hamilton, Jr., age 76, is an investment manager and was formerly Chief Executive Officer and President of InterDigital Communications Corporation, a specialized communications company, from 1993 to 1994. He served as Chairman and Chief Executive Officer of Alpine PolyVision, Inc., a flat panel display manufacturer, from 1991 to 1993 and of Imperial Corporation of America, a financial services organization, from 1989 to 1990 and as Chairman and President of Tamco Enterprises, Inc., an investment company, from 1980 to 1989. He had previously served in various positions during a 17 year association at ITT Corporation including President during 1977 and Chief Executive Officer from 1978 to 1979. Mr. Hamilton is also a director of Videonet, Inc., a privately held provider of videoconferencing services. He has been a member of the Board of Directors since 1985.

     Mr. James C. Mavel, age 57, joined Scan-Optics on January 2, 1996 as President and Chief Operating Officer. On December 31, 1996, Mr. Mavel was promoted to Chief Executive Officer. On May 15, 1997, Mr. Mavel was promoted to Chairman of the Board of Directors. From 1991 to 1995 Mr. Mavel was Vice President and General Manager of the Imaging Systems Division of Unisys Corporation. He has been a member of the Board of Directors since 1996.

     Mr. Ralph J. Takala, age 63, is an independent business advisor and financial consultant. In connection with that role, he served as Interim Chief Financial Officer of PictureTel Corporation, an SEC registrant, from 2000 to 2001. Previously, he served as a partner at Ernst & Young, LLP, an international professional services firm, from 1978 to 1995. For a seven year period ending in 1988 at Ernst & Young, LLP, Mr. Takala served as engagement partner for Scan-Optics. Mr. Takala's appointment was approved by the current Board of Directors and he will be instated upon stockholder approval.

Class II directors whose present terms continue until 2004:

     Mr. Logan Clarke, Jr., age 75, is an independent management consultant. He previously served as Interim Executive Director of Southeast Area Technology Center, a business incubator and revolving loan fund from 1995 to 1996, independent management consultant from 1991 to 1995, acting President of Hartford College for Women from 1990 to 1991 and as Executive Vice President of Society for Savings, a savings bank, from 1986 to 1990. He has been a member of the Board of Directors since 1981.

     Mr. Richard J. Coburn, age 71, is Manager of Sentry Tec LLC, a developer of smart camera equipment for law enforcement. From 1993 to October, 2001, Mr. Coburn served in senior officer positions with Accent Color Sciences, Inc., a manufacturer of color printing systems. Previously he served as President of KCR Technology, Inc., a manufacturer of high speed printers, from 1983 to 1991. Except for a short period in 1980, he has been a member of the Board of Directors since 1968.

Class I directors whose present terms continue until 2005:

     Mr. E. Bulkeley Griswold, age 64, is Managing General Partner of L&L Capital Partners, LLC, a corporate finance partnership. Mr. Griswold is also a director of NLC Insurance Companies, the New York Mercantile Exchange, the Trust Company of Connecticut and a number of other privately held companies. He has been a member of the Board of Directors since 1989.


                                            Scan-Optics, Inc. and Subsidiaries 9

     Mr. John J. Holton, age 70, is Chairman of Yojna, Inc., a software development and marketing company specializing in distribution of check images to support financial institution applications, which position he has held since 1996. He had previously served as a Vice President of Unisys Corporation. During his long career with Unisys (which resulted from the merger of Burroughs and Sperry Corporations) he had key assignments as President of Burroughs K.K. JAPAN, Vice President and General Manager of American Pacific Division and Strategic Account Management. Mr. Holton has been a member of the Board of Directors since 1998.

     Mr. Robert H. Steele, age 64, is Vice Chairman of the John Ryan Company, a banking services company, which position he has held since 1998. He previously held the positions of Executive Vice President during 1997 and Senior Vice
President from 1992 to 1997. Mr. Steele is also Chairman of Moore Medical Corporation (a distributor of medical, surgical and pharmaceutical products), and a director of NLC Insurance Companies, SmartServ Online, Inc. (a provider of Web and wireless applications) and the New York Mercantile Exchange. He has been a member of the Board of Directors since 1978.

Share Ownership of Management

     The following table sets forth certain information regarding the beneficial ownership of shares of common stock as of April 25, 2003 of each director, each nominee for director and each executive officer named in the Summary Compensation Table contained elsewhere in this proxy statement.

                                                                     Percentage
                                                                of Common Stock
         Name                         Number of Shares (1)          Outstanding
         --------------------------   ----------------          ----------------

         Logan Clarke, Jr.               50,600                        (2)
         Richard J. Coburn               55,200                        (2)
         Richard C. Goyette             191,063                        2.5%
         E. Bulkeley Griswold            83,000                        1.1%
         Lyman C. Hamilton, Jr.          55,000                        (2)
         John J. Holton                  20,000                        (2)
         Joel K. Howser                 154,081                        2.0%
         James C. Mavel                 380,483                        4.9%
         Clarence W. Rife               183,569                        2.4%
         Robert H. Steele                78,000                        (2)
         Ralph J. Takala
         Michael J. Villano             192,871                        2.5%

(1) Includes the following number of shares subject to options exercisable within 60 days of April 25, 2003: Logan Clarke, Jr., 50,000 shares; Richard J. Coburn, 50,000 shares; Richard C. Goyette, 190,583 shares; E. Bulkeley Griswold, 46,500 shares; Lyman C. Hamilton, Jr., 50,000 shares; John J. Holton, 20,000 shares; Joel K. Howser, 153,000 shares; James C. Mavel, 320,000 shares; Clarence
W. Rife, 180,283 shares; Robert H. Steele, 50,000 shares; and Michael J. Villano, 180,750 shares.

(2) Ownership is less than 1%.

All directors and executive officers as a group (14 persons) beneficially owned 1,671,243 shares of our common stock, which constituted 17.3% of the outstanding common stock as of that date. This total includes 1,556,481 shares subject to options exercisable within 60 days of April 25, 2003.


10    Scan-Optics, Inc. and Subsidiaries

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers of Scan-Optics in 2002 for services rendered in all capacities during the fiscal years ended December 31, 2002, 2001 and 2000.

                                           Summary Compensation Table

                                                                                           Long Term
                                                                                         Compensation
                                             Annual Compensation                            Awards
                                             -------------------                            ------

                                                                               Other
                                                                              Annual      Securities       All Other
                                                                              Compen-     Underlying        Compen-
Name and                                             Salary     Bonus         sation         Options        sation
Principal Position                       Year         ($)         ($)         ($)(1)          (#)           ($)(2)
----------------------------------------------------------------------------------------------------------------------

James C. Mavel                             2002      262,500       55,466      28,095                         10,366
Chairman of the Board, Chief               2001      250,000      100,000      44,102       250,000           17,960
Executive Officer, Director                2000      250,000                   45,481                         19,490
and President

Richard C. Goyette                         2002      147,900       32,170      20,362                            822
Vice President                             2001      145,000       58,000      30,065       145,000            5,088
Sales and Marketing                        2000      168,692       10,000      29,465                          8,566

Joel K. Howser                             2002      132,600       28,842      10,391                          6,334
Vice President                             2001      130,000       52,000      15,619       130,000           10,422
Software Development                       2000      130,000        2,500      15,019                         10,364

Clarence W. Rife                           2002      132,600       28,842      17,299                          6,524
Vice President                             2001      130,000       52,000      20,832       130,000           10,655
Access Services Division                   2000      110,833                   20,232        10,550            9,443
and Hardware Engineering

Michael J. Villano                         2002      147,000       31,061      19,244                          7,260
Chief Financial Officer,                   2001      140,000       56,000      19,539       140,000            9,594
Vice President and Treasurer               2000      140,000       20,000      18,939                          8,073

(1) Other annual compensation includes perquisites such as Group Term Life and Disability insurance premiums, car allowances, legal counseling, and country club memberships. Mr. Mavel received $8,421 in car allowance and $8,554 in country club membership. Mr. Goyette received $7,800 in car allowance and $8,490 in legal counseling. Mr. Howser received $7,800 in car allowance. Mr. Rife received $7,800 in car allowance and $7,615 in disability insurance premiums. Mr. Villano received $7,800 in car allowance and $6,924 in country club membership.

(2) Includes employer match under the Scan-Optics, Inc. Retirement Savings Plan, a section 401 plan under the Internal Revenue Code of 1986, the stock allocation under the Scan-Optics, Inc. Employee Stock Ownership Plan, term life insurance and other insurance premiums paid by Scan-Optics for the benefit of the executive officer.

                                           Scan-Optics, Inc. and Subsidiaries 11

                       Options Granted in Last Fiscal Year

     During 2002, no options were granted to any executive officers listed in the Summary Compensation Table. In general, options granted to employees under our stock option plans vest in installments of one-third commencing one year after grant. Options granted to the officers on December 31, 2001 vested six months after the date of grant. The option exercise price is equal to the fair market value of a share of common stock on the date of grant. Options vest in full upon a reorganization, merger or consolidation in which Scan-Optics is not the surviving corporation and upon other specified events.


               Aggregated Option Exercises in Last Fiscal Year and
                          Fiscal Year-End Option Values

     The following table summarizes options exercised during 2002 and presents the value of unexercised options held by the named executives at fiscal year-end:

                                                                         Number of                   Value*
                                                                        Securities                     of
                                                                        Underlying                 Unexercised
                                       Shares                           Unexercised               In-the-Money
                                      Acquired             Value          Options                    Options
                                     On Exercise         Realized*       at Fiscal                  at Fiscal
Name                                     (#)                ($)          Year-End                   Year-End
--------------------------------------------------------------------------------------------------------------------

James C. Mavel                              0                0            320,000 (1)          $     7,500 (1)
                                                                                0 (2)          $         0 (2)

Richard C. Goyette                          0                0            190,583 (1)          $     4,350 (1)
                                                                                0 (2)          $         0 (2)

Joel K. Howser                              0                0            153,000 (1)          $     3,900 (1)
                                                                                0 (2)          $         0 (2)

Clarence W. Rife                            0                0            180,283 (1)          $     3,900 (1)
                                                                            3,517 (2)          $         0 (2)

Michael J. Villano                          0                0            180,750 (1)          $     4,200 (1)
                                                                                0 (2)          $         0 (2)

(1)  Exercisable

(2)  Unexercisable

*Values are calculated by subtracting the exercise or base price from the fair market value of the common stock as of the exercise date, or in the case of unexercised options, at fiscal year end.




12    Scan-Optics, Inc. and Subsidiaries

                         Executive Employment Agreements

     Scan-Optics entered into an employment agreement ("Employment Agreement") effective as of December 31, 1996 with James C. Mavel to serve as its President and Chief Executive Officer and in such other executive capacities as the Board of Directors may designate from time to time. The term of Mr. Mavel's employment extends until either party terminates it. The Employment Agreement provides for a base annual salary of $200,000 or such greater amount as the Board of
Directors may from time to time determine, annual incentive compensation, involving both potential cash and stock option benefits, as the Stock Options and Executive Compensation Committee of the Board of Directors may determine, life insurance in the face amount of $550,000, use of an automobile, health and disability insurance benefits, participation in other benefits available generally to executive employees as the Board of Directors may determine, and certain other personal benefits. Mr. Mavel's employment terminates automatically upon death or after three months of disability, and may also be terminated by Scan-Optics or Mr. Mavel. Under the Employment Agreement, Mr. Mavel is entitled to severance benefits consisting of one-year's base pay and continued
participation for a year in our health and disability insurance plans if Scan-Optics terminates Mr. Mavel's employment without cause (as defined in the Employment Agreement) prior to a change in control of Scan-Optics or if Mr. Mavel, prior to a change in control, terminates his employment because Scan-Optics has significantly diminished his job responsibilities.

     Following a change in control of Scan-Optics, Mr. Mavel would be entitled to enhanced severance benefits, similar to those available to other executive officers and described below, if his employment terminates involuntarily (except on account of death or disability or for cause) or he terminates his employment for good reason. Good reason is defined to include: an adverse change in Mr. Mavel's powers, responsibilities or duties; a reduction in his base pay, discontinuance or a reduction of his participation in an incentive pay plan or arrangement or employee benefits in which he was participating; the failure of a successor company to assume the obligations of Scan-Optics under the Employment Agreement in connection with a liquidation, merger or consolidation of Scan-Optics or a transfer of all or substantially all of its assets; or any material breach of the agreement by Scan-Optics or any successor. Upon any such termination of employment, Mr. Mavel will receive a lump sum payment equal to the sum of (a) two and a half times his base pay, (b) two and a half times his incentive payments from the preceding year (or the second or third preceding year, if greater), (c) two and a half times Scan-Optics' matching contribution to its Retirement Savings Plan that would be made if he deferred four percent (or such higher percentage as may be eligible for matching contributions) of the amount of his base pay and incentive pay, and (d) the value of all his options to acquire Scan-Optics stock that will not become exercisable on account of his termination. The lump sum payment is subject to reduction if necessary to avoid the imposition of an excise tax under the federal income tax law limitations on so-called "golden parachute" payments. In addition, Mr. Mavel's health, disability and life insurance coverages will continue for two years following termination of employment.

     A change in control is defined as a change that would be required to be reported pursuant to the proxy regulations under the Exchange Act, whether or not Scan-Optics is then subject to such reporting requirements. A change in control would also occur if any person or entity acquires 22% or more of the voting power of our outstanding securities or if over a two-year period the members of our Board of Directors at the beginning of the period (together with any persons nominated by a two-thirds majority of such directors) cease to constitute a majority of the Board.


                                           Scan-Optics, Inc. and Subsidiaries 13

                         Executive Severance Agreements

     Scan-Optics has adopted severance agreements for executive officers, including Mr. Goyette, Mr. Howser, Mr. Rife and Mr. Villano. These agreements provide severance benefits in the event of an involuntary termination of employment with Scan-Optics (except on account of death, disability or cause) or a voluntary termination of employment with Scan-Optics where good reason exists, in either case following a change in control of Scan-Optics. A change in control is defined in the same way as in Mr. Mavel's Employment Agreement described above. On an involuntary termination following a change in control, each executive officer is entitled to a lump sum payment equal to the sum of (a) two and a half times his base pay and commission pay, (b) two and a half times his incentive payments from the preceding year (or the second or third preceding year, if greater), (c) two and a half times Scan-Optics' matching contribution to its Retirement Savings Plan that would be made if he deferred under such Plan four percent (or such higher percentage as may be eligible for matching contributions) of the amount of base pay, commission pay and incentive pay, and
(d) the value of all options to acquire Scan-Optics common stock that will not become exercisable on account of the executive officer's termination. The lump sum payment is subject to reduction if necessary to avoid the imposition of an excise tax under federal income tax law limitations on so-called "golden parachute" payments. In addition, the executive officer's insurance coverages will continue for two years following termination. These benefits generally will be in addition to any other benefits that executive officers are entitled to receive from Scan-Optics.


                          Executive Insurance Agreement

     Under an insurance agreement with Mr. Rife, Scan-Optics is obligated to provide certain retirement and disability benefits. If Mr. Rife dies while in the employ of Scan-Optics but prior to attaining the age of 65, Scan-Optics is obligated to pay his beneficiary $50,000 per annum for each of the ten years following such death, with payment to commence in the year of death. If he retires from Scan-Optics upon attaining the age of 65, or thereafter, Scan-Optics is obligated to pay him (or his beneficiary in the event that he dies during the retirement period) $50,000 per annum for each of the ten years following such retirement, with payment to commence in the year of retirement. To provide for the adequate funding of its obligations under the agreement, Scan-Optics has purchased and is obligated to maintain at its expense an insurance policy on Mr. Rife's life in the face amount of $310,000. Scan-Optics has purchased and is obligated to maintain for the benefit of Mr. Rife, at Scan-Optics' expense, a disability income policy which would provide disability benefits to him in the amount of $2,500 per month. The agreement provides that payments under the disability policy will commence six months after a determination of disability has been made and will continue until Mr. Rife reaches the age of 65. The agreement provides for automatic termination if Mr. Rife resigns or otherwise voluntarily terminates his employment other than by reason of disability or retirement upon attaining the age of 65, or if his employment is terminated by reason of gross misconduct.



14    Scan-Optics, Inc. and Subsidiaries

                   COMPARISON OF FIVE YEAR TOTAL RETURN AMONG
                    SCAN-OPTICS INC., THE RUSSELL 2000 INDEX
                 AND THE NASDAQ COMPUTER DATA PROCESSING INDEX
                     DECEMBER 31, 1997 - DECEMBER 31, 2002


                               [GRAPHIC OMITTED]

                                                 12/97      12/98        12/99        12/00        12/01        12/02
                                                 -----      -----        -----        -----        -----        -----
The Russell 2000 Index                          $100.00    $178.39      $392.44      $180.62      $145.44      $100.29
Nasdaq Computer & Data Processing Index         $100.00    $ 97.45      $118.17      $114.60      $117.45      $100.29
Scan-Optics, Inc.                               $100.00    $ 44.85      $ 19.12      $  1.84      $  2.82        $3.18




*$100 invested on 12/31/97 in stock or index including reinvestment of dividends.

Fiscal year ending December 31st.


                                           Scan-Optics, Inc. and Subsidiaries 15

               Report of the Board of Directors and Stock Options

                      and Executive Compensation Committee


     The Stock Options and Executive Compensation Committee is responsible for making recommendations to the full Board of Directors with respect to the compensation of our Chief Executive Officer and other executive officers of Scan-Optics, and with respect to long- and short-term incentive compensation awards. It also makes grants under our stock option plans for employees. The members of the Stock Options and Executive Compensation Committee are Logan Clarke, Jr. (Chairman), Richard J. Coburn and John J. Holton. All members are non-employee directors, and no member has any direct or indirect material interest in or relationship with Scan-Optics outside of his position as director.

     During 2002, the Stock Options and Executive Compensation Committee met separately from the Board of Directors on two occasions, and other decisions were made in joint session with the other members of the Board of Directors. Mr. Mavel, the sole member of management who serves on the Board of Directors, did not participate in decisions specifically concerning his compensation. The policies of the Board and the Stock Options and Executive Compensation Committee and their application in 2002 are described below.

     The principal components of our executive compensation program are base salary, bonus compensation and stock options. Actual salary changes are based on performance. Bonus awards for executive officers and other key members of management are paid only if Scan-Optics meets specified goals. Special awards can be granted to various members of management and other key employees.

     Stock options are intended to align the interests of top management with the interests of stockholders. The Committee has the authority to determine the individuals to whom stock options are awarded, the terms on which option grants are made, and the number of shares subject to each option.

     The overall objective of our compensation program is to reward performance in a manner that is competitive with comparable companies and that provides incentives for managers to produce steadily improved results. Historically, we have carefully measured the various compensation components, base salary, bonuses, options and other fringe benefits against those offered by peer companies of similar size to assure that Scan-Optics' executives and key employees are compensated in a fair manner. In December 2001, we adopted a business plan that largely determines the amount of compensation available to the seven executive officers and seventeen other members of management and that includes various incentives for these officers and other members of management if Scan-Optics achieves the performance goals included in the plan. We are satisfied that the compensation program included in our 2002 business plan is consistent with the overall objective of providing fair and competitive compensation that offers adequate incentives for the achievement of our performance goals.

     The Committee approved raises for the seven executive officers in June of 2002. The executive officers had not received a raise in the prior 3 years. These raises represented cost of living and merit increase adjustments and ranged from 4% to 10% of base salary.


16    Scan-Optics, Inc. and Subsidiaries

     In accordance with the 2002 business plan, the Committee approved awards of bonus compensation and stock options for the achievement of the performance goals included in the 2002 business plan. Achievement of the performance goals was based on the consolidated financial statements of Scan-Optics as of and for the year ended December 31, 2002, as audited by Ernst & Young. Under the plan, a total of $387,000 in bonus compensation was earned, of which $227,000 was paid to the seven executive officers and $160,000 was paid to the seventeen other key members of management. In addition, options to purchase an aggregate of 682,500 shares of our common stock were granted on March 18, 2003, the date of the Ernst & Young LLP opinion. The seven executive officers received 512,500 stock options, and the seventeen other key members of management received 170,000 stock options. The named executives in this proxy received the following options: Mr. Mavel, 125,000; Mr. Goyette, 72,500; Mr. Howser, 65,000; Mr. Rife, 65,000; and Mr. Villano, 70,000. The options have an exercise price of $.28 per share, the market price on the date of grant.

     The  policies  of the  Committee  and the Board  with  respect to the Chief
Executive Officer's compensation and the role of performance in the determination of his compensation included in the other executive officers compensation review, as described above.

Board of Directors and Stock Options and Executive Compensation Committee

     *Logan Clarke, Jr., Chairman   Lyman C. Hamilton, Jr.
     *Richard J. Coburn             James C. Mavel
     *John J. Holton                Robert H. Steele
     E. Bulkeley Griswold

(*) indicates member of the Stock Options and Executive Compensation Committee

                          Report of the Audit Committee


     In accordance with its written charter adopted by the Board of Directors, the Audit Committee (the "Committee") oversees, on behalf of the Board of Directors, the quality and integrity of the accounting, auditing and financial reporting practices of Scan-Optics. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

     The Committee consists entirely of independent directors. The Audit Committee met six times during 2002, four of which were conference calls relating to quarterly earnings reports.

     In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and Scan-Optics that might bear on the auditors' independence consistent with the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Committee discussed with the auditors any relationships that may affect their objectivity and independence, including fees for non-audit services, and satisfied itself as to the auditor's independence. The Committee also discussed with management and the independent auditors the quality and adequacy of Scan-Optics' internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed with the independent auditors their audit plan and audit scope.



                                           Scan-Optics, Inc. and Subsidiaries 17

     The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communications with Audit Committees" and, with and without management present, discussed and reviewed the independent auditors' examination of the financial statements.

     The Committee reviewed the audited financial statements of Scan-Optics as of and for the year ended December 31, 2002, with management and the independent auditors. This review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     Based on the reviews and discussions described above, the Committee recommended to the Board of Directors that the audited financial statements of Scan-Optics be included in its Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission, and the Board of Directors approved this recommendation. The Committee also recommended, subject to stockholder approval, that Ernst & Young LLP be selected to serve as Scan-Optics' independent auditors for the year ending December 31, 2003.

                         Principal Accounting Firm Fees

     Set forth below is a summary of the fees paid for the year ended December 31, 2002 to the Company's principal accounting firm, Ernst & Young LLP.


     Audit fees                                               $   151,500
     Consulting fees relating to financial information                  0
              systems design and implementation
     All other fees:
          Benefit plan audit fees                                  15,000
          Tax return preparation fees (compliance fees)            52,000
                                                               -----------
          Total fees                                          $   218,500
                                                               -----------


Robert H. Steele, Audit Committee Chairman
E. Bulkeley Griswold, Audit Committee Member
Lyman C. Hamilton, Jr., Audit Committee Member

April 21, 2003

                              CERTAIN TRANSACTIONS

     During 2002, legal services were rendered to Scan-Optics by a law firm of which Richard D. Harris, Secretary of Scan-Optics, is a partner.



18    Scan-Optics, Inc. and Subsidiaries

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities Exchange Commission. Those directors, officers and stockholders are required to send us copies of all such forms they file. Based solely on our review of the copies of such forms we have received and written representations from certain of our officers and directors, we believe that all of our officers and directors filed the required forms on or before their due dates.

                     2. APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors recommends that proxies be voted in favor of the ratification of the appointment of Ernst & Young LLP, certified public accountants, as independent auditors for the fiscal year ending December 31, 2003. Ernst & Young LLP has been our independent auditor since 1979. Under Delaware law and our By-Laws, the affirmative vote of a majority of the votes cast at the meeting will be required to ratify the appointment. Abstentions and broker non-votes will have no effect on the outcome of the vote.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting where they will have an opportunity to make a statement if they desire to do so and are expected to be available to answer appropriate questions.

                                3. OTHER BUSINESS

     The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before such meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies on such matters in accordance with their judgment.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the Annual Meeting of Stockholders in 2004 must be received by Scan-Optics at its principal executive offices no later than February 13, 2004 in order to be considered for inclusion in Scan-Optics' proxy statement and form of proxy relating to the Annual Meeting of Stockholders in 2004. Any such proposal must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act and the notice provisions of our By-Laws described under "Governance of Scan-Optics," beginning on page 3.

     In addition, with respect to the Annual Meeting of Stockholders in 2004, if a stockholder does not provide notice to Scan-Optics of a stockholder proposal by March 17, 2004, the attorneys named in the form of proxy mailed with our proxy statement for that meeting will have discretionary authority to vote as they determine on the proposal. If we change the date of the 2004 Annual Meeting by more than 30 days from the date of the 2003 Annual Meeting, those attorneys will have that discretionary authority to vote unless the stockholder provides notice of the stockholder proposal a reasonable time before we mail our proxy materials for the meeting.

                                    RICHARD D. HARRIS
                                    Secretary
                                    May 5, 2003


                                           Scan-Optics, Inc. and Subsidiaries 19

20    Scan-Optics, Inc. and Subsidiaries                             SCAOP-PS-03

                                SCAN-OPTICS, INC.


Dear Stockholder,

Pleases take note of the important information enclosed with the Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, June 12, 2003.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Scan-Optics, Inc.

                                   DETACH HERE

                                SCAN-OPTICS, INC.

                               169 Progress Drive
                          Manchester, Connecticut 06040

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE 12, 2003

The undersigned hereby appoints as proxies, James C. Mavel and Michael J. Villano, or either of them, each with the power to appoint his substitute, and hereby authorizes them to vote, as designated on the reverse side, all shares of capital stock of Scan-Optics, Inc. (the "Company") held of record by the undersigned on April 25, 2003 at the Annual Meeting of Stockholders to be held on June 12, 2003 and any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED, IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS.

PLEASE MARK, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

--------------------------------------------------------------------------------
Please sign exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------
HAS YOUR ADDRESS CHANGED?                          DO YOU HAVE ANY COMMENTS?
__________________________________           __________________________________
__________________________________           __________________________________
__________________________________           __________________________________

SCAN-OPTICS, INC.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------




            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL.

[x] Please mark votes
    as in this example.



SCAN-OPTICS, INC.
1. Election of Directors.

    Nominees: (01) Lyman C. Hamilton, Jr.,
              (02) James C. Mavel and
              (03) Ralph J. Takala

FOR ALL NOMINEES    [ ]                   [ ]     WITHHELD FROM ALL NOMINEES

[ ] _________________________________________
    For all nominees except as noted above

2. To appoint Ernst & Young, LLP as independent auditors for the fiscal year ending December 31, 2003.


FOR                     AGAINST                 ABSTAIN
[ ]                      [ ]                      [ ]



In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

Mark box at right if an address  change or comment had been noted on the reverse
side of this card.         [ ]

Please be sure to sign and date this Proxy.